Exhibit 99.(s)(2)

The Lazard Funds, Inc. (“LFI”)

Lazard Retirement Series, Inc. (“LRS”)

(each, the “Fund”)

Power of Attorney

The undersigned, who is a Director of each of the above-listed Funds hereby constitutes and appoints Mark R. Anderson, Shari L. Soloway and Jessica A. Falzone, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all post-effective amendments to the Registration Statements on Form N-1A of LFI or LRS, as applicable, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Evan L. Russo Evan Russo	Director	October 12, 2022
STATE OF NEW YORK		)
) ss
COUNTY OF NEW YORK		)

On October 12, 2022 before me, the undersigned, personally appeared the above-named individual personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Orintha Silver
Notary Public